P15000038934

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

- [x] PICK-UP
- [ ] WAIT
- [ ] MAIL

(Business Entity Name)

(Document Number)

Certified Copies ______ Certificates of Status ______

Special Instructions to Filing Officer:

Office Use Only

600272178886

04/27/15--01056--001 **137.50

FILED
15 APR 27 AM 11:55
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

APR 3 0 2015

S. GILBERT

COVER LETTER

Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

SUBJECT: Seaway Valley Capital Corporation

Enclosed is an original and one (1) copy of the Certificate of Domestication and a check for:

FEES:

Certificate of Domestication	$ 50.00
Articles of Incorporation and Certified Copy	$ 78.75
Total to domesticate and file	$128.75

OPTIONAL:

Certificate of Status	$ 8.75

Seaway Valley Capital Corpopration
Name (printed or typed)

PO Box 6192
Address

Watertown, NY 13601
City, State & Zip

315-782-4381
Daytime Telephone Number

tscozzafava@seawaycapital.com
E-mail address: (to be used for future annual report notification)

CERTIFICATE OF DOMESTICATION

FILED
15 APR 27 AM 11:55
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

The undersigned, Thomas W. Scozzafava, Chairman and CEO
(Name) (Title)

of Seaway Valley Capital Corporation a foreign corporation,
(Corporation Name)

in accordance with s. 607.1801, Florida Statutes, does hereby certify:

1. The date on which corporation was first formed was December 27, 2006.
2. The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was Massachusetts.
3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was Seaway Valley Capital Corporation.
4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is Seaway Valley Capital Corporation.
5. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of the Certificate of Domestication was Delaware.
6. Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607.1801.

I am Chairman & CEO, of Seaway Valley Capital Corporation

and am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this the 23 day of April, 2015.

Thomas W. Scozzafava

(Authorized Signature)

Filing Fee:

Certificate of Domestication	**$ 50.00**
Articles of Incorporation and Certified Copy	**$ 78.75**
Total to domesticate and file	**$128.75**

INHS53 (12/12)

ARTICLES OF INCORPORATION

IN COMPLIANCE WITH CHAPTER 607, F.S.

ARTICLE I NAME

THE NAME OF THE CORPORATION SHALL BE:

Seaway Valley Capital Corporation

ARTICLE II PRINCIPAL OFFICE

THE PRINCIPAL PLACE OF BUSINESS/ MAILING ADDRESS IS:

Principal Address	Mailing Address
981 Waterman Drive	PO Box 6192
Watertown, NY 13601	Watertown, NY 13601

ARTICLE III PURPOSE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED:

Investments

ARTICLE IV SHARES

THE NUMBER OF SHARES OF STOCK IS: 20,005,000,000

ARTICLE V INITIAL DIRECTORS AND/ OR OFFICERS

THE NAME(S) AND ADDRESS(ES) AND SPECIFIC TITLES:

Title/Name

Chairman, Thomas Scozzafava

Title/Name

Title/Name

President & CEO, Thomas Scozzafava

Title/Name

Title/Name

CFO, Thomas Scozzafava

Title/Name

Title/Name

Title/Name

ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS

*THE **NAME AND FLORIDA STREET ADDRESS** (P.O. BOX **NOT** ACCEPTABLE) OF THE REGISTERED AGENT IS:*

1900 South Kanner Highway

3-201

Stuart, FL 34994

ARTICLE VII INCORPORATOR

*THE **NAME AND ADDRESS** OF THE INCORPORATOR IS:*

Thomas Scozzafava

1900 S. Kanner Highway, 3-201

Stuart, FL 34994

****

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

Thomas W. Scozzafava — April 23, 2015

Signature/Registered Agent — Date

Thomas W. Scozzafava — April 23, 2015

Signature/Incorporator — Date

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "SEAWAY VALLEY CAPITAL CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTY-FIRST DAY OF MARCH, A.D. 2015.

4256989 8300

150435100

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2250553

DATE: 03-31-15

FLORIDA DEPARTMENT OF STATE
Division of Corporations

December 2, 2016

THOMAS SCOZZALAVA
P.O. BOX 6192
WATERTOWN, NY 13601

Re: Document Number P15000038934

The Articles of Amendment to the Articles of Incorporation of SEAWAY VALLEY CAPITAL CORPORATION which changed its name to 1812 BREWING COMPANY, INC., a Florida corporation, were filed on November 21, 2016.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Carol Mustain
Regulatory Specialist II
Division of Corporations

Letter Number: 616A00025598

Articles of Amendment
to
Articles of Incorporation
of

Seaway Valley Capital Corporation
(Name of Corporation as currently filed with the Florida Dept. of State)

P15000038934
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

1812 Brewing Company, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS) __________

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX) __________

FILED
2016 NOV 21 AM 10:41
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent __________

____
(Florida street address)

New Registered Office Address: __________, Florida ______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, If necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 11/15/16, if other than the date this document was signed.

Effective date if applicable: 11/15/16
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11/15/16

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Thomas W. Scozzafava
(Typed or printed name of person signing)

Chairman + CEO
(Title of person signing)